Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equity Incentive Plan of AvalonBay Communities, Inc. of our reports dated February 27, 2026, with respect to the consolidated financial statements of AvalonBay Communities, Inc. and the effectiveness of internal control over financial reporting of AvalonBay Communities, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

May 22, 2026